                                                                Exhibit 99(c)(1)




--------------------------------------------------------------------------------






                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JULY 27, 1999

                                  BY AND AMONG

                                 MARK VII, INC.,

                           MSAS GLOBAL LOGISTICS INC.

                                       AND

                          MSAS ACQUISITION CORPORATION




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----

                                    ARTICLE 1
                                    THE OFFER
  Section 1.1.      The Offer.....................................................................................1
  Section 1.2.      Company Actions...............................................................................3
  Section 1.3.      Boards of Directors and Committees; Section 14(f) of Exchange Act.............................5

                                    ARTICLE 2
                                   THE MERGER

  Section 2.1.      The Merger....................................................................................6
  Section 2.2.      Effective Time................................................................................6
  Section 2.3.      Closing of the Merger.........................................................................6
  Section 2.4.      Effects of the Merger.........................................................................6
  Section 2.5.      Certificate of Incorporation and Bylaws.......................................................7
  Section 2.6.      Directors.....................................................................................7
  Section 2.7.      Officers......................................................................................7
  Section 2.8.      Conversion of Shares..........................................................................7
  Section 2.9.      Appraisal Rights..............................................................................7
  Section 2.10.     Exchange of Certificates......................................................................8
  Section 2.11.     Stock Options; SARs...........................................................................9

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Section 3.1.      Organization and Qualification; Subsidiaries; Investments....................................10
  Section 3.2.      Capitalization of the Company and Its Subsidiaries...........................................11
  Section 3.3.      Authority Relative to This Agreement.........................................................12
  Section 3.4.      SEC Reports; Financial Statements............................................................13
  Section 3.5.      Consents and Approvals; No Violations........................................................13
  Section 3.6.      No Default...................................................................................14
  Section 3.7.      No Undisclosed Liabilities; Absence of Changes...............................................14
  Section 3.8.      Litigation...................................................................................15
  Section 3.9.      Compliance with Applicable Law...............................................................15
  Section 3.10.     Employee Benefits............................................................................16
  Section 3.11.     Labor and Employment Matters.................................................................18
  Section 3.12.     Environmental Laws and Regulations...........................................................19
  Section 3.13.     Taxes........................................................................................20
  Section 3.14.     Intellectual Property........................................................................22
  Section 3.15.     Insurance....................................................................................22
  Section 3.16.     Certain Business Practices...................................................................22
  Section 3.17.     Suppliers and Customers......................................................................23



  Section 3.18.     Vote Required................................................................................23
  Section 3.19.     Brokers......................................................................................23
  Section 3.20.     Takeover Statutes............................................................................23
  Section 3.21.     Year 2000 Capability.........................................................................23

                                    ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

  Section 4.1.      Organization.................................................................................24
  Section 4.2.      Authority Relative to This Agreement.........................................................24
  Section 4.3.      Consents and Approvals; No Violations........................................................24
  Section 4.4.      Litigation...................................................................................25
  Section 4.5.      Brokers......................................................................................25
  Section 4.6.      Financing....................................................................................25
  Section 4.7.      Operations of Acquisition....................................................................25

                                    ARTICLE 5
                                    COVENANTS

  Section 5.1.      Conduct of Business of the Company...........................................................26
  Section 5.2.      No Solicitation or Negotiation...............................................................28
  Section 5.3.      Meeting of Stockholders......................................................................30
  Section 5.4.      Access to Information; Confidentiality.......................................................31
  Section 5.5.      Certain Filings; Reasonable Efforts..........................................................31
  Section 5.6.      Public Announcements.........................................................................32
  Section 5.7.      Indemnification and Directors' and Officers' Insurance.......................................32
  Section 5.8.      Notification of Certain Matters..............................................................34
  Section 5.9.      Takeover Statutes............................................................................34
  Section 5.10.     Company Stock Options........................................................................34
  Section 5.11.     Company Information Supplied.................................................................35
  Section 5.12.     Parent and Acquisition Information Supplied..................................................35
  Section 5.13.     Support Letter...............................................................................35
  Section 5.14.     Employees and Employee Benefits..............................................................36

                                    ARTICLE 6
                    CONDITIONS TO CONSUMMATION OF THE MERGER

  Section 6.1.      Conditions to Each Party's Obligations to Effect the Merger..................................36

                                    ARTICLE 7
                         TERMINATION; AMENDMENT; WAIVER

  Section 7.1.      Termination..................................................................................37
  Section 7.2.      Effect of Termination........................................................................38
  Section 7.3.      Fees and Expenses............................................................................40
  Section 7.4.      Amendment....................................................................................40
  Section 7.5.      Extension; Waiver............................................................................40


                                    ARTICLE 8
                                  MISCELLANEOUS

  Section 8.1.      Nonsurvival of Representations and Warranties................................................40
  Section 8.2.      Entire Agreement; Assignment.................................................................40
  Section 8.3.      Validity.....................................................................................40
  Section 8.4.      Notices......................................................................................41
  Section 8.5.      Governing Law and Venue; Waiver of Jury Trial................................................42
  Section 8.6.      Descriptive Headings; Article and Section References.........................................42
  Section 8.7.      Parties in Interest..........................................................................43
  Section 8.8.      Certain Definitions..........................................................................43
  Section 8.9.      Personal Liability...........................................................................44
  Section 8.10.     Specific Performance.........................................................................44
  Section 8.11.     Counterparts.................................................................................44


Annex A             Conditions of the Offer.....................................................................A-1

                           COMPANY DISCLOSURE SCHEDULE


Section 1.3(a).............Exceptions Relating to Subsidiary Boards
Section 3.1(a).............Subsidiaries
Section 3.2(a).............Company Securities
Section 3.2(b).............Certain Capitalization and Other Matters
Section 3.4(a).............Company SEC Reports
Section 3.5................Consents and Approvals
Section 3.6................Defaults
Section 3.7................Undisclosed Liabilities; Absence of Changes
Section 3.8................Litigation
Section 3.9................Compliance with Law
Section 3.10(a)............Compensation and Benefit Plans
Section 3.10(b)............Performance and Compliance Under Compensation and Benefit Plans
Section 3.10(c)............Pension Plans
Section 3.10(e)............Employee Matters
Section 3.10(g)............Reportable Events, Prohibited Transactions and Additional Liabilities or Benefits
Section 3.10(h)............Stock Options
Section 3.10(j)............Events Under Compensation and Benefit Plans
Section 3.10(k)............Foreign Plans
Section 3.10(l)............Termination of Compensation and Benefit Plans
Section 3.11(d)............Names and Compensation of Officers
Section 3.13(b)............Delinquent or Inaccurate Tax Returns
Section 3.13(c)............Unpaid Taxes
Section 3.13(d)............Tax Claims
Section 3.13(e)............Excess Parachute Payments
Section 3.13(f)............Tax Sharing Agreements
Section 3.13(g)............Limitations on Use of NOLs
Section 3.13(h)............Section 481 Adjustments
Section 3.15...............Insurance
Section 3.17...............Customers
Section 5.1................Conduct of Business



                    ........................................

                             TABLE OF DEFINED TERMS


Cross Reference
Term                                                                     in Agreement                          Page
----                                                                     ------------                          ----

Acquisition............................................................Preamble...................................1
affiliate..............................................................Section 8.8(a)............................43
Agreement..............................................................Preamble...................................1
Applicable Law.........................................................Section 8.8(b)............................43
Appraisal Rights.......................................................Section 2.9................................7
business day...........................................................Section 8.8(c)............................43
capital stock..........................................................Section 8.8(d)............................43
Certificate of Merger..................................................Section 2.2................................6
Certificates...........................................................Section 2.10(b)............................8
Closing................................................................Section 2.3................................6
Closing Date...........................................................Section 2.3................................6
Code...................................................................Section 3.13(a)(i)........................20
Commonly Controlled Entity.............................................Section 3.10(a)...........................16
Company................................................................Preamble...................................1
Company Board..........................................................Section 1.1(b).............................2
Company Common Stock...................................................Recitals...................................1
Company Disclosure Schedule............................................Article 3.................................10
Company Employees......................................................Section 5.14(a)...........................36
Company Permits........................................................Section 3.9...............................15
Company Plans..........................................................Section 5.14(a)...........................36
Company SEC Reports....................................................Section 3.4(a)............................13
Company Securities.....................................................Section 3.2(a)............................11
Company Stock Option...................................................Section 3.2(a)............................11
Company Stock Plans....................................................Section 2.11(b)............................9
Compensation and Benefit Plans.........................................Section 3.10(a)...........................16
Continuing Directors...................................................Section 1.3(a).............................5
DGCL...................................................................Section 1.2(a).............................3
Dissenting Share.......................................................Section 2.9................................7
Effective Time.........................................................Section 2.2................................6
Environmental Laws.....................................................Section 3.12(a)...........................19
ERISA..................................................................Section 3.10(a)...........................16
Exchange Act...........................................................Section 1.1(a).............................1
Exchange Agent.........................................................Section 2.10(a)............................8
Exchange Fund..........................................................Section 2.10(a)............................8
Fairness Opinion.......................................................Section 1.2(a).............................4
Final Date.............................................................Section 7.1(b)............................37
Financial Advisor......................................................Section 1.2(a).............................4
Foreign Plans..........................................................Section 3.10(k)...........................18
Governmental Entity....................................................Section 3.5...............................13



Hazardous Material.....................................................Section 3.12(a)...........................19
HSR Act................................................................Section 3.5...............................13
include or including...................................................Section 8.8(f)............................43
Indemnified Liabilities................................................Section 5.7(a)............................33
Indemnified Persons....................................................Section 5.7(a)............................33
Insurance Policies.....................................................Section 3.15..............................22
Insured Parties........................................................Section 5.7(c)............................33
Intellectual Property..................................................Section 3.14..............................22
knowledge or known.....................................................Section 8.8(e)............................43
Lien...................................................................Section 3.2(b)............................12
Material Adverse Effect on Parent......................................Section 4.1(b)............................24
Material Adverse Effect on the Company.................................Section 3.1(b)............................10
Maximum Premium........................................................Section 5.7(c)............................33
Meeting................................................................Section 5.3(a)............................30
Merger.................................................................Section 2.1................................6
Merger Consideration...................................................Section 2.8(a).............................7
Minimum Condition......................................................Section 1.1(a).............................2
Notice of Superior Proposal............................................Section 5.2(b)............................29
Ocean Group............................................................Section 5.13..............................36
Offer..................................................................Recitals...................................1
Offer Documents........................................................Section 1.1(c).............................3
Offer Price............................................................Recitals...................................1
Parent.................................................................Preamble...................................1
Parent Plans...........................................................Section 5.14(a)...........................36
Pension Plans..........................................................Section 3.10(a)...........................16
person.................................................................Section 8.8(g)............................43
Proxy Statement........................................................Section 5.11..............................35
Representatives........................................................Section 5.4(b)............................31
SAR....................................................................Section 2.11(a)............................9
Schedule 14D-1.........................................................Section 1.1(c).............................2
Schedule 14D-9.........................................................Section 1.2(b).............................4
SEC....................................................................Section 1.1(b).............................2
Secretary of State.....................................................Section 2.2................................6
Securities Act.........................................................Section 3.4(a)............................13
Shares.................................................................Recitals...................................1
subsidiary or subsidiaries.............................................Section 8.8(i)............................43
Superior Proposal......................................................Section 5.2(c)............................30
Surviving Corporation..................................................Section 2.1................................6
Takeover Statute.......................................................Section 3.20..............................23
Tax or Taxes...........................................................Section 3.13(a)(ii).......................20
Tax Return.............................................................Section 3.13(a)(iii)......................20
Termination Fee Event..................................................Section 7.3(a)............................38
Third Party............................................................Section 5.2(c)............................30



Third Party Acquisition................................................Section 5.2(c)............................30
Year 2000 Compliant....................................................Section 3.21..............................23

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of July 27, 1999, is by and among Mark VII, Inc., a Delaware corporation (the "COMPANY"), MSAS Global Logistics Inc., a New York corporation ("PARENT"), and MSAS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION"). Initially capitalized and certain other terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.8 of this Agreement.

                                    RECITALS

         A. The Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement.

         B. In furtherance thereof, it is proposed that Acquisition, within five business days after the public announcement hereof, will commence a tender offer (the "OFFER") to acquire all of the outstanding shares (the "SHARES") of common stock, $0.05 par value, of the Company (the "COMPANY COMMON STOCK"), at a price of $23 per Share, net to the seller in cash, less any required withholding taxes (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "OFFER PRICE"), in accordance with the terms and subject to the conditions provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:


                                    ARTICLE 1

                                    THE OFFER

         Section 1.1. THE OFFER.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 and subject to the terms hereof, as promptly as practicable, but in no event later than five business days after the public announcement of the execution hereof by the parties, Acquisition shall (and Parent shall cause Acquisition to) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), the Offer for any and all of the Shares, at the Offer Price. The obligation of Acquisition to accept for payment and to pay for any Shares tendered (and the obligation of Parent to cause Acquisition to accept for payment and to pay for any Shares tendered) shall be subject only to (i) the condition that there shall have been validly tendered a number of Shares which, together with any Shares owned by Parent or Acquisition, constitute at least a majority of Shares on a fully-diluted basis

(including for purposes of such calculation all Shares issuable upon exercise of all vested Company Stock Options (as defined in Section 3.2(a)) and unvested Company Stock Options that vest prior to the Final Date, but excluding any Shares held by the Company or any of its subsidiaries) (the "MINIMUM CONDITION"), and (ii) the other conditions set forth in Annex A. Acquisition expressly reserves the right to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; PROVIDED, HOWEVER, that unless previously approved by the Company in writing, no change may be made that (i) decreases the Offer Price, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to those set forth in Annex A, (v) amends the conditions set forth in Annex A to broaden the scope of such conditions, (vi) extends the Offer except as provided in Section 1.1(b),
(vii) amends the Minimum Condition or (viii) makes other changes to the Offer that are adverse to the holders of Company Common Stock. The conditions set forth in Annex A are for the sole benefit of Parent and Acquisition and may be waived by Parent and Acquisition, in whole or in part at any time and from time to time, in their sole discretion, other than the Minimum Condition, as to which prior written Company approval is required. The failure by Parent and Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. No Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

                  (b) Subject to the terms and conditions thereof, the Offer will expire at midnight, New York City time, on the date that is 20 business days after the date the Offer is commenced; PROVIDED, HOWEVER, that without the consent of the Company's Board of Directors (the "COMPANY BOARD"), Acquisition may: (i) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; or (ii) extend the Offer on one occasion for an aggregate period of not more than 20 business days beyond the latest expiration date that would otherwise be permitted under clause (i) of this sentence if on such expiration date the Minimum Condition shall have been satisfied and there shall not have been tendered at least 90% of the outstanding Shares. Parent and Acquisition agree that, if any one or more of the conditions to the Offer set forth on Annex A are not satisfied by the time of any scheduled expiration date of the Offer, then, provided, that such conditions are reasonably capable of being satisfied on or prior to October 7, 1999, Acquisition shall extend the Offer from time to time unless any such condition is no longer reasonably capable of being satisfied; PROVIDED, HOWEVER, that in no event shall Acquisition be required to extend the Offer beyond October 7, 1999. Subject to the terms and conditions of the Offer and this Agreement, Acquisition shall (and Parent shall cause Acquisition to) accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer, as promptly as practicable after the expiration of the Offer.

                  (c) As soon as practicable on the date the Offer is commenced, Parent and Acquisition will file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, and including all exhibits thereto, the "SCHEDULE 14D-1") with respect to the Offer. The Schedule 14D-1 will contain as an exhibit or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement. Parent and Acquisition will cause the

Schedule 14D-1, the Offer to Purchase and all amendments or supplements thereto (which together constitute the "OFFER DOCUMENTS") to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other Applicable Law. Parent and Acquisition represent that the Offer Documents, on the date first published, sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Acquisition with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company represents that the information provided by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Acquisition and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Acquisition further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel will be given reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC. Parent and Acquisition will provide the Company and its counsel with any comments Parent, Acquisition or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

                  (d) In the event that this Agreement has been terminated pursuant to Section 7.1 prior to the purchase of any Shares pursuant to the Offer, Acquisition shall (and Parent shall cause Acquisition to) promptly terminate the Offer without accepting any Shares for payment.

         Section 1.2. COMPANY ACTIONS.

                  (a) The Company approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has: (i) determined that this Agreement, and the transactions contemplated hereby, including the Offer and the Merger, taken together, are in the best interests of the Company and its stockholders; (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects and such approval constitutes approval of the Offer, this Agreement and the Merger for purposes of Section 203 of the Delaware General Corporation Law (the "DGCL"); and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition and approve and adopt this Agreement and the Merger subject to the provisions of
Section 5.2(b). The Company consents to the inclusion of such recommendation and approval in the Offer Documents. The Company also represents that the Company Board has received the opinion of Deutsche Bank Securities, Inc., financial advisor to the Company Board (the "FINANCIAL ADVISOR"), that, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock (other than Parent and its Affiliates) pursuant to this Agreement is fair to such holders from a financial point of view (the "FAIRNESS OPINION"), a copy of the written opinion of which will be delivered to Parent after receipt thereof by the Company. The Company has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Offer to Purchase, the Schedule 14D-9 and the Proxy Statement.

                  (b) The Company will file with the SEC, concurrently with the filing of the Schedule 14D-1, a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the "SCHEDULE 14D-9") containing the recommendations described in Section 1.2(a) and will mail the Schedule 14D-9 to the stockholders of the Company promptly after the commencement of the Offer. The Company will cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other Applicable Laws. The Company represents that the Schedule 14D-9, on the date first published, sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Acquisition in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9. Parent and Acquisition represent that the information provided by them specifically in writing for inclusion or incorporation by reference in the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, Parent and Acquisition agrees promptly to correct any information provided by it for use in the Schedule 14D-9 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel will be given reasonable opportunity to review and comment on the
Schedule 14D-9 prior to the filing thereof with the SEC. The Company will provide to Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

                  (c) In connection with the Offer, the Company will, or will cause its transfer agent, promptly following a request by Parent, to furnish Parent with such information, including updated lists of the stockholders of the Company, mailing labels and updated lists of security positions, and such assistance as Parent or its agents reasonably may request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of Applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Acquisition and their affiliates, associates, agents and advisors will hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will promptly deliver, and will cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

                  (d) Solely in connection with the tender and purchase of Shares pursuant to the Offer and the consummation of the Merger, the Company hereby waives any and all rights of first refusal it may have with respect to Shares owned by, or issuable to, any person.

         Section 1.3. BOARDS OF DIRECTORS AND COMMITTEES; SECTION 14(f) OF EXCHANGE ACT.

                  (a) Promptly upon the purchase by Acquisition of Shares pursuant to the Offer and from time to time thereafter, if the Minimum Condition has been met, and subject to the second to last sentence of this Section 1.3(a):
(i) Parent will be entitled to designate up to such number of directors, rounded up to the next whole number, on the Company Board as will give Parent representation on the Company Board equal to the product of the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.3) and the percentage that such number of Shares so purchased bears to the total number of outstanding Shares on a fully-diluted basis; and (ii) the Company, promptly upon request by Parent, will use reasonable efforts, at the Company's election, either to increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected to the Company Board and to cause Parent's designees to be so elected. At such times, and subject to the second to last sentence of this Section 1.3(a), the Company will use reasonable efforts to cause the individuals designated by Parent to constitute the same percentage as is on the Company Board of (i) each committee of the Company Board, (ii) each Board of Directors of each subsidiary of the Company (subject to Applicable Law and except to the extent described in Section 1.3(a) of the Company Disclosure Schedule) and (iii) each committee of each such Board of Directors. Notwithstanding the foregoing, the Company shall ensure that three of the members of the Company Board as of the date hereof (the "CONTINUING DIRECTORS") who are neither officers of the Company or any of its subsidiaries nor officers or directors of Acquisition or any of its affiliates shall remain members of such Board until the Effective Time. If a Continuing Director resigns from the Company Board, Parent, Acquisition and the Company will permit the remaining Continuing Director or Directors to appoint the resigning Director's successor who shall be deemed to be a Continuing Director.

                  (b) The Company's obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule. Subject to the foregoing, the Company promptly will take all action reasonably required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3.

                  (c) Following the election or appointment of Parent's designees to the Company Board pursuant to this Section 1.3 and prior to the Effective Time, the following shall require the written concurrence of a majority of the Continuing Directors: (i) any amendment or waiver of any term or condition of this Agreement or the Certificate of Incorporation or bylaws of the Company, (ii) any termination of this Agreement by the Company, (iii) any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Acquisition, (iv) any exercise or waiver of any of the Company's rights or remedies hereunder or (v) any other determination with respect to any action to be taken or not to be taken by the Company relating to this Agreement.


                                    ARTICLE 2

                                   THE MERGER

         Section 2.1. THE MERGER. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Acquisition shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Acquisition shall cease. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

         Section 2.2. EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, (a) a Certificate of Merger (the "CERTIFICATE OF MERGER") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered for filing to the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") in such form and manner as required by the DGCL; and (b) the parties shall make such other filings with any government office of the State of Delaware as shall be necessary to effect the Merger. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State in accordance with the DGCL, or such later time as Parent and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

         Section 2.3. CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 6, at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, unless another time, date or place is agreed to in writing by the parties hereto.

         Section 2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 2.5. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Acquisition in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and Applicable Law. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and Applicable Law.

         Section 2.6. DIRECTORS. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

         Section 2.7. OFFICERS. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

         Section 2.8. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquisition, the Company or the holder of any of the following securities:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's subsidiaries, (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent and (iii) any Dissenting Shares (as defined in Section 2.9) shall be canceled and extinguished and be converted into and shall become the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof without interest (the "MERGER CONSIDERATION") upon surrender of the certificate formerly representing such Share.

                  (b) Each issued and outstanding share of the common stock, par value $0.01 per share, of Acquisition shall be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (c) Each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company (other than by Benefit Plans) immediately prior to the Effective Time shall, be canceled, retired and cease to exist, and no payment or consideration shall be delivered with respect thereto.

         Section 2.9. APPRAISAL RIGHTS. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock held by a holder exercising appraisal rights ("APPRAISAL RIGHTS") with respect to such shares pursuant to Section 262 of the DGCL, who has not effectively withdrawn or lost such rights (a "DISSENTING SHARE"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to this
Article 2, but the holder thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL; PROVIDED, HOWEVER, that each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, effectively lose such Appraisal Rights or effectively withdraw such demand for appraisal or payment of fair market value pursuant to the DGCL, shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration pursuant to this Article 2. The Company shall give Parent (i) prompt notice and copies of all notices of dissent, demands for appraisal or payment of fair market value, withdrawals of demands for appraisal or payment of fair market value, and other instruments received by the Company relating to the exercise of Appraisal Rights received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect thereto under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal or payment of fair market value or settle or offer to settle any such demands.

         Section 2.10 EXCHANGE OF CERTIFICATES.

                  (a) Prior to the Effective Time, Parent shall designate a bank or trust company of recognized standing and reasonably acceptable to the Company, to act as paying agent for the holder of Shares (the "EXCHANGE AGENT") to receive the funds necessary to make the payments contemplated by Section 2.8. At the Effective Time, Parent shall deliver to the Exchange Agent for the benefit of the holders of Shares for exchange in accordance with this Article 2, an amount of cash equal to the aggregate Merger Consideration then payable pursuant to Section 2.8 (such amount of cash is hereinafter referred to as the "EXCHANGE FUND"), in exchange for outstanding Shares.

                  (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") and whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify); and (ii) instructions for use in effecting surrender of the Certificates in exchange for Merger Consideration. Such letter of transmittal shall be substantially in the form and substance of a letter of transmittal and instructions approved by the Company at or before the Closing, such approval not to be unreasonably withheld. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the Parent shall cause the Exchange Agent to, as soon as practicable, pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in consideration therefor, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the proper amount of Merger Consideration shall be paid to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

                  (c) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange therefor upon the making of an affidavit of that fact by the holder thereof the Merger Consideration; PROVIDED, HOWEVER, that Parent or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

                  (d) If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled in return for the payment of the aggregate Merger Consideration relating thereto as provided in this Article 2.

                  (e) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of 180 days after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent as general creditors for payment of their claims for Merger Consideration.

                  (f) Neither Parent nor Acquisition nor the Company shall be liable to any holder of Shares for any amount of cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

         Section 2.11. STOCK OPTIONS; SARS.

                  (a) At or immediately prior to the Effective Time, each then outstanding Company Stock Option (as defined in Section 3.2) and each then outstanding stock appreciation right with respect to shares of capital stock of the Company (in each case, an "SAR"), whether or not then vested or exercisable, shall be canceled by the Company. In consideration of such cancellation of Company Stock Options and SARs with an exercise price of less than the Offer Price, the Company (or, at Parent's option, Acquisition) shall pay to such holders of Company Stock Options and SARs an amount in respect thereof equal to the product of (i) the excess of the Offer Price over the exercise price of each such Company Stock Option or SAR, as applicable, and (ii) the number of Shares previously subject to such Company Stock Option or SAR, as applicable, immediately prior to its cancellation (such payment to be net of withholding taxes and without interest). The amounts payable pursuant to this Section 2.11 shall be paid as soon as practicable following the Closing Date.

                  (b) The Company shall take all actions necessary or appropriate so that all stock option, stock appreciation right or other equity based plans maintained with respect to the Shares (the "COMPANY STOCK PLANS"), including the Mark VII 1995 Omnibus Stock Incentive Plan, the MNX Incorporated Amended and Restated 1986 Stock Option Plan, the MNX Incorporated 1992 Non-Qualified Stock Option Plan and the MNX Incorporated Stock Appreciation Rights Program, shall terminate as of the Effective Time and the provisions in any other Compensation and Benefit Plan (as defined in Section 3.11(a)) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall use its reasonable best efforts to ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Stock Plan shall have any right thereunder to acquire any capital stock of the Company, Parent, Acquisition or the Surviving Corporation.

                  (c) Prior to the Effective Time, the Company shall use its reasonable best efforts to (i) obtain all necessary consents from, and provide (in a form reasonably acceptable to Parent) any required notices to, holders of Company Stock Options and SARs and (ii) take all lawful action, as is necessary to give effect to the provisions of paragraphs (a) and (b) of this Section 2.11.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "COMPANY DISCLOSURE SCHEDULE") delivered by the Company to Parent (which exceptions shall specifically identify a Section or subsection, as applicable, to which such exception relates) that:

         Section 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; INVESTMENTS.

                  (a) Section 3.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all the Company's directly and indirectly owned subsidiaries together with the jurisdiction of incorporation of each subsidiary. The Company or another subsidiary of the Company owns 100% of each subsidiary's outstanding capital stock or other equity interests. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore made available to Parent accurate and complete copies of the Certificate of Incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and each of its subsidiaries. Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the Company has no operating subsidiaries other than those incorporated in a state of the United States.

                  (b) The Company and its subsidiaries are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. When used in connection with the Company or its subsidiaries, the term "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any circumstance, change in, or effect on the Company and its subsidiaries, taken as a whole, that is, or is reasonably likely in the foreseeable future to be, materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Company: (i) a change in financial market conditions generally or in the market price or trading volume of the Company Common Stock; (ii) any change in general economic conditions or conditions affecting the transportation services industry as a whole; (iii) events resulting from the public announcement or consummation of the transactions contemplated by this Agreement; (iv) any effect resulting from any change in Applicable Law or generally accepted accounting principles; or (v) any effect resulting from compliance by the Company with the terms of this Agreement.

                  (c) Neither the Company nor any of its subsidiaries has made an equity investment in an amount of $100,000 or more or that represents a 5% or greater ownership interest in the subject of such investment in any person other than the Company's subsidiaries.

         Section 3.2. CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.

                  (a) The authorized capital stock of the Company consists of 20,000,000 Shares, of which, as of the close of business on July 21, 1999, 10,119,265 Shares were issued and outstanding, including 1,123,750 treasury Shares. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of the close of business on July 21, 1999, approximately 2,005,225 Shares were reserved for issuance and, as of the close of business on July 21, 1999, 1,499,557 were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. For purposes hereof, "COMPANY STOCK OPTION" means any option, warrant or other right to purchase Shares. Between the close of business on July 21, 1999 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date and, between the close of business on January 2, 1999 and the date hereof, no stock options have been granted, except as set forth in Section 3.2(a) of the Company Disclosure Schedule. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are outstanding:
(i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Company; (iii) no options, preemptive or other rights to acquire from the Company or any of its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of the Company; and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "COMPANY SECURITIES"). As of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. Pursuant to their terms, all outstanding Company Stock Options and SARs will automatically vest as a result of the Offer or the Merger or any other change in control of the Company.

                  (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as a matter of Applicable Law). Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, any directors qualifying shares issued by a foreign subsidiary of the Company to any director of such subsidiary are beneficially owned by the Company or another subsidiary of the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, or other rights to acquire from the Company or any of its subsidiaries, any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; PROVIDED, HOWEVER, that the term "Lien" shall not include (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in Section
3.13 of the Company Disclosure Schedule, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated by Applicable Law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, (v) restrictions on transfer of securities imposed by applicable state and federal securities laws and (vi) liens, limitations or restrictions that would not have a Material Adverse Effect on the Company.

                  (c) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

         Section 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby, except the approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition, constitute the valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  (b) Without limiting the generality of the foregoing, the Board of Directors of the Company has unanimously (i) approved this Agreement, the Offer, the Merger and the other transactions contemplated hereby and (ii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders. The Board of Directors of the Company has not withdrawn or modified such approval or resolution to recommend.

         Section 3.4. SEC REPORTS; FINANCIAL STATEMENTS.

                  (a) The Company has filed all required forms, reports and documents (the "COMPANY SEC REPORTS") with the SEC since January 1, 1997, each of which complied at the time of filing (except to the extent revised or superseded by a subsequent filing with the SEC prior to the date hereof) in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act except as set forth in Section 3.4(a) of the Company Disclosure Schedule, such compliance to be determined, to the extent applicable, in accordance with the standards applied to the Company SEC Reports in the following two sentences. None of such Company SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

                  (b) The Company has made, and hereafter will make, available to Acquisition or Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

         Section 3.5. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as set forth in Section 3.5 of the Company Disclosure Schedule or as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to and no permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will: (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries; (b) except as set forth in
Section 3.5 of the Company Disclosure Schedule, result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any material right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, material agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties and assets is bound; or (c) except as set forth in
Section 3.5 of the Company Disclosure Schedule, violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets. Section 3.5 of the Company Disclosure Schedule lists all material consents, waivers and approvals under any of the Company's or any of its subsidiaries' material agreements, contracts, licenses or leases required to be obtained in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

         Section 3.6. NO DEFAULT. Except as set forth in Section 3.6 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in material breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of its properties and assets is bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets, except, in the case of clauses (ii) and (iii), such breaches, defaults or violations that would not have a Material Adverse Effect on the Company.

         Section 3.7. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as disclosed in the Company SEC Reports or as set forth in Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities or obligations incurred after January 2, 1999 in the ordinary course of business no one or group of which taken together constitutes a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports or as set forth in Section 3.7 of the Company Disclosure Schedule, since January 2, 1999, there have been no events, changes or effects with respect to the Company or its subsidiaries that, individually or in the aggregate, constitute a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed in the Company SEC Reports or as set forth in Section
3.7 of the Company Disclosure Schedule, since January 2, 1999 the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any: (i) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (ii) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (iii) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (x) loans or advances to employees in connection with business-related expenses incurred in the ordinary course of business consistent with past practices and (y) loans made to employees consistent with past practices that are not in the aggregate in excess of $100,000; or (iv) change by the Company or any of its subsidiaries in any of its accounting principles, practices or methods. Since January 2, 1999, except as disclosed in the Company SEC Reports filed prior to the date hereof or in
Section 3.7 of the Company Disclosure Schedule or increases in the ordinary course of business consistent with past practices, there has not been any material increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to officers of the Company or any of its subsidiaries or any employee of the Company or any of its subsidiaries whose aggregate annual cash compensation is $100,000 or more.

         Section 3.8. LITIGATION. Except as disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which would reasonably be expected to result in a Material Adverse Effect on the Company or prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which would reasonably be expected to result in a Material Adverse Effect on the Company or prevent or delay the consummation of the transactions contemplated hereby.

         Section 3.9. COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Company SEC Reports or as set forth in Section 3.9 of the Company Disclosure Schedule, the Company and its subsidiaries hold and are in compliance with all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except where the failure to hold or comply with such Company Permits would not have a Material Adverse Effect on the Company. Except as disclosed in Section 3.9 of the Company Disclosure Schedule or in the Company SEC Reports, the businesses of the Company and its subsidiaries are being conducted in compliance with all Applicable Laws, except where the failure to so comply would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports, or Section 3.9 of the Company Disclosure Schedule, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened.

         Section 3.10. EMPLOYEE BENEFITS.

                  (a) For purposes of this Agreement, "COMPENSATION AND BENEFIT PLANS" means, collectively, each written bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement sponsored, maintained or contributed to by the Company, any of its subsidiaries or any person that together with the Company and its subsidiaries is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company, its subsidiaries and each such person, a "COMMONLY CONTROLLED ENTITY"), that covers employees or directors of the Company or any Commonly Controlled Entity, or pursuant to which former employees or directors of the Company or any Commonly Controlled Entity are entitled to current or future benefits. To the knowledge of the Company, except as provided in Section 3.10(a) and Item 8 of 3.10(j) of the Company Disclosure Schedule, there are no oral Compensation and Benefit Plans to which the Company or any Commonly Controlled Entity is a party. The Company has made available to Parent copies of all Compensation and Benefit Plans, including those that are "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS") and "employee welfare benefit plans" (as defined in Section 3(l) of ERISA). The Company has also made available to Parent true, complete and correct copies of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required), (ii) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Neither the Company nor any Commonly Controlled Entity maintains or contributes to or has any liability, contingent, unasserted or otherwise, with respect to a "defined benefit plan" (as defined in Section 414(j) of the Code). Section 3.10(a) of the Company Disclosure Schedule sets forth a complete and correct list of all Compensation and Benefit Plans.

                  (b) Except as otherwise provided in Section 3.10(b) of the Company Disclosure Schedule and except as would not have a Material Adverse Effect on the Company, the Company and each Commonly Controlled Entity has performed in all respects its obligations under each Compensation and Benefit Plan; each Compensation and Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in compliance with its terms and the requirements prescribed by Applicable Law, including ERISA and the Code.

                  (c) With respect to those Pension Plans that are intended to be qualified under Section 401(a) of the Code, except as set forth in Section 3.10(c) of the Company Disclosure Schedule, each such Pension Plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has any event occurred since the date of its most recent determination letter or application therefor that would materially adversely affect its qualification or materially increase its costs.

                  (d) Neither the Company nor any of its subsidiaries nor any entity which is under "common control" with the Company (within the meaning of Section 4001 of ERISA) sponsors, maintains, contributes to or has any liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

                  (e) Except as disclosed in Section 3.10(e) of the Company Disclosure Schedule, there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the knowledge of Company, threatened, anticipated or expected to be asserted with respect to any Compensation and Benefits Plan or any related trust or other funding medium thereunder or with respect to Company or any Commonly Controlled Entity, as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof, except as would not have a Material Adverse Effect on the Company.

                  (f) No Compensation and Benefit Plan or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of Company, the subject of an audit, investigation or examination by governmental or quasi-governmental agency, except as would not have a Material Adverse Effect on the Company.

                  (g) Except as provided in Section 3.10(g) of the Company Disclosure Schedule: (i) no "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA), has occurred with respect to any Compensation and Benefit Plan primarily for the benefit of participants employed within the United States; (ii) neither Company nor any Commonly Controlled Entity has any commitment, intention or understanding to create, terminate or adopt any Compensation and Benefit Plan that would result in any additional liability to Parent, the Company or any Commonly Controlled Entity; and (iii) since the beginning of the current fiscal year of any Compensation and Benefit Plan, to the knowledge of the Company, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining such Compensation and Benefit Plan maintained by Company and its subsidiaries from the level of benefits or expense incurred for the most recently completed fiscal year of such Compensation and Benefit Plan.

                  (h) Section 3.10(h) of the Company Disclosure Schedule lists all outstanding Stock Options and SARs, as of the date hereof, identifying for each such option or SAR: (i) the number of shares subject to such option or SAR,
(ii) the vesting terms, (iii) the date of expiration and (iv) the exercise price.

                  (i) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been accounted for on the financial statements of the Company or its subsidiaries in accordance with GAAP.

                  (j) Except as provided in Section 3.10(j) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone with or upon the occurrence of any additional or subsequent events) constitute an event under any Compensation and Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of the Company, or any Commonly Controlled Entity, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code).

                  (k) Except as provided in Section 3.10(k) of the Company Disclosure Schedule, neither the Company nor any Commonly Controlled Entity sponsors, maintains, contributes to or has any liability, contingent, unasserted or otherwise with respect to a Compensation and Benefit Plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "FOREIGN PLANS").

                  (l) Except as set forth on Section 3.10(l) of the Company Disclosure Schedule, Parent, the Surviving Corporation, the Company and any Commonly Controlled Entity may terminate or amend any Compensation and Benefit Plan or may cease contributions to any such Compensation and Benefit Plans without incurring any material liability other than a benefit liability accrued in accordance with the terms of such Compensation and Benefit Plan immediately prior to such amendment, termination or ceasing of contributions.

                  (m) Except as would not have a Material Adverse Effect on the Company, neither the Company nor any of its subsidiaries has incurred any liability for any tax, excise tax, penalty or fee with respect to any Compensation and Benefit Plan, including taxes arising under Sections 4971, 4977, 4978, 4878B, 4979, 4980 or 4980B of the Code, and, to the knowledge of the Company, no event or circumstance has existed that could give rise to any such liability.

         Section 3.11. LABOR AND EMPLOYMENT MATTERS.

                  (a) No collective bargaining agreement exists that is binding on the Company or any of its subsidiaries, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the Company, or any of its subsidiaries, with the National Labor Relations Board seeking recognition of a bargaining representative.

                  (b) To the Company's knowledge, there is no labor strike, dispute, slow down or stoppage pending or threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of their respective employees.

                  (c) Except as would not have a Material Adverse Effect on the Company, all individuals who are performing consulting or other services for the Company or any of its subsidiaries are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification.

                  (d) Section 3.11(d) of the Company Disclosure Schedule contains a list of the name of each officer and employee of the Company or any of the Company's subsidiaries, together with such person's annual base salary or wages. As of the date hereof, the Company has not received any information that would lead it to believe that any executive officers will or may cease to be engaged by the Company or such subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement.

                  (e) The Company and each of its subsidiaries is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, except as would not have a Material Adverse Effect on the Company.

                  (f) The Company and each of its subsidiaries has in all material respects withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, except as would not have a Material Adverse Effect on the Company.

                  (g) To the Company's knowledge, there are no pending or threatened claims or actions against the Company or any of its subsidiaries under any worker's compensation policy or long-term disability policy, except as would not have a Material Adverse Effect on the Company.

         Section 3.12. ENVIRONMENTAL LAWS AND REGULATIONS.

                  (a) The term "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree or injunction, each as currently in effect and applicable, relating to: (i) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment; (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; (iii) the health or safety of employees in the workplace;
(iv) protecting or restoring natural resources; or (e) the environment. The term "HAZARDOUS MATERIAL" means: (1) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903;
(2) petroleum, including crude oil and any fractions thereof; (3) natural gas, synthetic gas and any mixtures thereof; (4) asbestos and/or asbestos containing materials; (5) PCBs or materials containing PCBs; (6) any material regulated as a medical waste; (7) radioactive materials; and (8) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company or any of its subsidiaries is a party.

                  (b) Except as disclosed in Schedule 3.12(b), during the period of ownership or operation by the Company and its subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be expected to lead, to a Release, except in each case for those Releases which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.12(b), there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease, except in each case for those Releases which, individually on in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.12(b), since January 1, 1995, neither the Company nor any of its subsidiaries has received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws by the Company or any of its subsidiaries or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party against the Company or any of its subsidiaries in connection with any alleged violation of Environmental Laws by the Company of any of its subsidiaries; or (ii) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any subsidiary's properties except for such notices, orders, settlements, decrees, violations or responses to or remediations of Hazardous Materials as would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed on Schedule 3.12(b), there have been no violations of any Environmental Laws by the Company or any subsidiary which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.13. TAXES.

                  (a) DEFINITIONS.  For purposes of this Agreement:

                           (i) the term "CODE" means the Internal Revenue Code of 1986, as amended;

                           (ii) the term "TAX" (including "TAXES") means: (1) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any similar kind imposed by a taxing authority, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (2) any liability for payment of amounts described in clause (1) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (3) any liability for the payment of amounts described in clauses
         (1) or (2) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                           (iii) the term "TAX RETURN" means any return, declaration, report, statement, information statement or other document filed or required to be filed with respect to Taxes.

                  (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, the Company and its subsidiaries have timely filed all material Tax Returns required to be filed and such Tax Returns are complete and accurate in all material respects. Such Tax Returns do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

                  (c) Except as set forth in Section 3.13(c) of the Company Disclosure Schedule, the Company and its subsidiaries have paid or adequately provided in the financial statements included in the SEC Reports for all material Taxes accrued through the date of such Company SEC Reports. All material Taxes the Company and its subsidiaries accrued since January 2, 1999 have been accrued in the ordinary course of business of the Company and each such subsidiary and have been paid when due in the ordinary course of business. No material election has been made with respect to Taxes of the Company or its subsidiaries in any Tax Returns filed since January 1, 1995 that has not been made available to Parent.

                  (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is being asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

                  (e) Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (f) Except as set forth in Section 3.13(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

                  (g) Except as set forth in Section 3.13(g) of the Company Disclosure Schedule, there is currently no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder.

                  (h) Except as set forth in Section 3.13(h) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to, or is required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method.

                  (i) Neither the Company nor any of its subsidiaries are "consenting corporations" within the meaning of Section 341(f)(1) of the Code.

         Section 3.14. INTELLECTUAL PROPERTY.

                  (a) The Company and its subsidiaries own, license or otherwise have the right to use all (i) patents, trademarks and copyrights, (ii) applications or registrations for patents, trademarks and copyrights, and (iii) trade secrets including but not limited to know-how, processes, methods, technology, software and databases, that are necessary to conduct the business of the Company and its subsidiaries as currently conducted (collectively, the "INTELLECTUAL PROPERTY"), except where the failure to own or license such Intellectual Property would not have a Material Adverse Effect on the Company.

                  (b) Neither the Company nor any of its subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement be, in breach of or default under any license, sublicense or other agreement or arrangement relating to the Intellectual Property, or any licenses, sublicenses or other agreements or arrangements to which the Company or any of its subsidiaries is a party and is authorized to use any patents, trademarks, copyrights or trade secrets of any other party, except where such breach or default would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) Neither the Company nor its subsidiaries has been named in any suit, action or proceeding which involves a claim of infringement of any rights relating to any patent, trademark or copyright of any party or the misappropriation of any party's trade secrets, nor to the Company's knowledge, has any such suit, action or proceeding been threatened. To the Company's knowledge, the services of the Company and its subsidiaries do not infringe any patent, trademark or copyright of any party or misappropriate the trade secrets of any party.

         Section 3.15. INSURANCE. Except as set forth in Section 3.15 of the Company Disclosure Schedule, all material insurance policies (the "INSURANCE POLICIES") maintained by the Company and its Subsidiaries are in full force and effect, and all premiums due thereon have been paid in full. Each of the Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. Except as set forth in Section 3.15 of the Company Disclosure Schedule, no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion. In the judgment of the Company, such Insurance Policies, with respect to their amounts and types of coverage, are adequate to insure against risks to which the Company and its Subsidiaries are normally exposed in the operation of their business.

         Section 3.16. CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or, to the Company's knowledge, any directors, officers or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         Section 3.17. SUPPLIERS AND CUSTOMERS. Section 3.17 of the Company Disclosure Schedule sets forth the names of the 20 largest customers of the Company and its subsidiaries during the six month period ended July 3, 1999. Since April 3, 1999, the Company has received no notices of termination or written threats of termination from any of such customers of the Company and its subsidiaries.

         Section 3.18. VOTE REQUIRED. The affirmative vote of the holders of a majority of the votes cast by the holders of Shares at a duly constituted meeting with a quorum present is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the Merger.

         Section 3.19. BROKERS. No broker, finder or investment banker
(other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 3.20. TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation under the laws of the State of Delaware (each a "TAKEOVER STATUTE") is applicable to the Company, the Shares, the Offer, the Merger or any of the other transactions contemplated by this Agreement. The Company Board has approved the Offer, the Merger, this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement and the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Offer, the Merger, this Agreement or any of the transactions contemplated by this Agreement. The Company does not have any shareholder rights plan or "poison pill" arrangement in effect.

         Section 3.21. YEAR 2000 CAPABILITY. To the knowledge of the Company, the software, operations, systems and processes (including, to the knowledge of the Company, software, operations, systems and processes obtained from third parties) which, in whole or in part, are used, operated, relied upon, or integral to, the Company's or any of its Subsidiaries, conduct of their business, are Year 2000 Compliant (as hereinafter defined), except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or where the failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "YEAR 2000 COMPLIANT" means the ability to process (including calculate, compare, sequence, display or store), transmit or receive data or data/time data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

         Parent and Acquisition, jointly and severally, hereby represent and warrant to the Company as follows:

         Section 4.1. ORGANIZATION.

                  (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the State of New York and the State of Delaware, respectively, and has all requisite power and authority and any necessary governmental authority and approvals to own, lease and operate its properties and to carry on its business as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and bylaws, as currently in full force and effect, of Parent and Acquisition. Parent owns all of the issued and outstanding capital stock of Acquisition.

                  (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. When used in connection with Parent or Acquisition the term "MATERIAL ADVERSE EFFECT ON PARENT" means any circumstance, change in or effect on (or circumstance, change in, or effect involving a prospective change on) Parent and its subsidiaries, taken as a whole, that will, or is reasonably likely in the foreseeable future to materially and adversely affect the ability of Parent and Acquisition to consummate the Offer or the Merger.

         Section 4.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

         Section 4.3. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties and assets is bound or (c) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

         Section 4.4. LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         Section 4.5. BROKERS. No broker finder or investment banker, other than Merrill Lynch & Co., is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

         Section 4.6. FINANCING. At the expiration of the Offer and at the Effective Time, Parent and Acquisition will have available all the funds necessary for the acquisition of all Shares and to perform their respective obligations under this Agreement, including the payment in full for all Shares validly tendered or outstanding as of the Effective Time.

         Section 4.7. OPERATIONS OF ACQUISITION. Acquisition has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated hereby.

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof until the date Parent's designees constitute a majority of the Company Board, the Company will and will cause each of its subsidiaries to use commercially reasonable efforts to (a) conduct its operations in the ordinary course of business consistent with past practice and with no less diligence and effort than would be applied in the absence of this Agreement and (b) preserve intact its current business organizations, keep available the service of its current key officers and employees and preserve its relationships with key customers, suppliers, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall not be materially adversely impaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, prior to the date Parent's designees constitute a majority of the Company Board, neither the Company nor any of its subsidiaries, without the prior written consent of Parent (which consent shall not be unreasonably withheld), will:

                  (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to Company Stock Options outstanding on the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payment to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries, except as may be required on the date hereof under the terms of any Company Stock Option or SAR;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

                  (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of any material subsidiary (other than as a result of the transactions contemplated by this Agreement);

                  (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except, in each case, for borrowings under existing lines of credit in the ordinary course of business consistent with past practice, or modify or agree to any material amendment of the terms of any of the foregoing; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business consistent with past practice, other than third-party guarantees and lease agreements not to exceed $250,000 in the aggregate; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise subject to any Lien shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (g) except as may be required by Applicable Law or any policy, plan, agreement or arrangement in effect as of the date hereof, enter into, adopt or amend or terminate any bonus, special remuneration, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life or disability insurance, dependent care, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, employee or consultant or materially increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

                  (h) except as may be required by Applicable Law, grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof or the current severance policies of the Company described on Section 3.10(a) of the Company Disclosure Schedule;

                  (i) except as provided in any policy, plan, agreement or other arrangement in effect as of the date hereof, accelerate the vesting of any Company Stock Option as a result of the Merger, any other "change in control" of the Company or otherwise;

                  (j) (i) sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of $250,000 in the aggregate) or (ii) enter into any exclusive license, distribution, marketing, sales or other agreement other than in the ordinary course of business;

                  (k) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

                  (l) revalue in any material respect any of its assets, including writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by generally accepted accounting principles;

                  (m) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other person or division thereof or any material equity interest therein; (ii) enter into any contract or agreement that would be material to the Company and its subsidiaries, taken as a whole; (iii) amend, modify or waive any material right under any material contract of the Company or any of its subsidiaries; (iv) modify its standard warranty or contract terms for its services or amend or modify any warranties or contract terms in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; (v) authorize any new capital expenditure or expenditures that in the aggregate are in excess of $250,000; or
(vi) acquire any asset or related group of assets, or make any investment, in a single transaction or series of related transactions, with a cost in excess of $250,000;

                  (n) make any material tax election or settle or compromise any material income tax liability or permit any insurance policy naming it as a beneficiary or loss-payee to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

                  (o) fail to file any material Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

                  (p) fail to pay any material Taxes or other material debts when due;

                  (q) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than $250,000 or that would otherwise have a Material Adverse Effect on the Company; or

                  (r) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(q) or any action that would make any of the representations or warranties of the Company contained in this Agreement to be untrue or incorrect in any material respect.

         Section 5.2. NO SOLICITATION OR NEGOTIATION.

                  (a) The Company, its subsidiaries and other affiliates and heir respective officers and other employees, directors, representatives (including the Financial Advisor or any other investment banker and any attorneys and accountants) and agents shall immediately cease any discussions or negotiations with any other persons with respect to any Third Party Acquisition. Neither the Company nor any of its subsidiaries and other affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than

Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; PROVIDED, HOWEVER, that if the Company Board determines in good faith, after consultation with outside legal counsel of national reputation, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable Delaware law, the Company may, in response to a proposal or offer for a Third Party Acquisition that was not solicited and that the Company Board determines, after consultation with the Company Financial Advisor, is from a Third Party that is capable of consummating a Superior Proposal and only for so long as the Company Board so determines that its actions are likely to lead to a Superior Proposal,
(i) furnish information with respect to the Company to any such person pursuant to a customary confidentiality agreement so long as any information so provided which has not previously been provided by the Company to Parent will be promptly delivered to Parent and (ii) participate in the discussions and negotiations regarding such proposal or offer. The Company promptly (and in any event within one business day after becoming aware thereof) will (i) notify Parent in the event the Company or any of its subsidiaries and other affiliates or any of their respective officers, directors, employees and agents receives any proposal or inquiry concerning a Third Party Acquisition, including the material terms and conditions thereof, and any request for confidential information in connection with a potential Third Party Acquisition, (ii) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives), and (iii) advise Parent of the status, at any time upon Parent's request, and from time to time promptly following any material developments concerning the same.

                  (b) Except as set forth in this Section 5.2(b), the Company Board shall not withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause or permit the Company to enter into any agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and after receiving the advice of outside legal counsel of national reputation, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal and (ii) if Parent does not, within 48 hours after Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (after consultation with the Financial Advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; PROVIDED, HOWEVER, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to
Section 7.1 and the Company has paid any amounts due to Parent pursuant to
Section 7.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement; PROVIDED, HOWEVER, that such disclosure states that no action will be taken by the Company Board in violation of this Section 5.2(b).

                  (c) For purposes of this Agreement, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of any material portion (which shall include 20% or more) of the assets of the Company and its subsidiaries, taken as a whole; or (iii) the acquisition by a Third Party who beneficially owns 20% or more of the outstanding Shares as of the date of this Agreement of an additional 5% or more of the outstanding Shares or the acquisition by any other Third Party of 20% or more of the outstanding Shares. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any BONA FIDE proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or securities, all of the Shares then outstanding, or all or substantially all the assets, of the Company; (2) for which there is no financing contingency and which contains terms that the Company Board determines in its good faith judgment (after consultation with, as to the financial terms, the Financial Advisor or another financial advisor of nationally recognized reputation to be more favorable to the Company's stockholders than the Offer and the Merger; (3) that the Company Board determines in its good faith judgment (following consultation with the Financial Advisor or another financial advisor of nationally recognized reputation and its legal and other advisors) to be likely to be completed (taking into account all legal, financial, regulatory and other aspects of the proposal; (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Parent might make; and (5) that is not subject to satisfactory diligence by the person making the proposal.

                  (d) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, such disclosure is required to comply with its fiduciary duties to the Company's stockholders under applicable Delaware law.

         Section 5.3. MEETING OF STOCKHOLDERS.

                  (a) In the event that Parent acquires less than 90% of the outstanding Shares, the Company, following the acceptance for payment of Shares by Acquisition pursuant to the Offer, will take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "MEETING"). The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and bylaws. The Company, through the Company Board, will recommend to its stockholders approval of such matters subject to the provisions of Section 5.2(b). The Company, as promptly as reasonably practicable after payment for the tendered Shares by Acquisition pursuant to the Offer, will prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to the provisions of Section 5.2(b), shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the written opinion of the Financial Advisor referred to in Section 1.2. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. The Company may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting. Notwithstanding the foregoing, if Parent, Acquisition and/or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Meeting in accordance with Section 253 of the DGCL.

                  (b) Each of Parent and Acquisition agrees to vote in favor of the Merger all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any other subsidiary of Parent.

         Section 5.4. ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) Between the date hereof and the Effective Time, upon reasonable notice and subject in each instance to the requirements of Applicable Law, the Company will give Parent and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of the Company and its subsidiaries as Parent reasonably may require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request.

                  (b) Each of Parent and Acquisition will hold and treat, and will cause their respective officers, employees, auditors and other agents and representatives ("REPRESENTATIVES") to hold and treat, in confidence all information concerning the Company and its subsidiaries furnished to Parent, Acquisition or such Representatives in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated July 8, 1999, between the Company and Parent, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

         Section 5.5. CERTAIN FILINGS; REASONABLE EFFORTS.

                  (a) Subject to the terms and conditions hereof, including
Section 5.2(b), the parties will use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following: (i) cooperate in the preparation and filing of the Proxy Statement and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and
(iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition will use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger or the purchase by Acquisition of 90% or more of the outstanding Shares pursuant to the Offer. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party will take all such action as may be reasonably required.

                  (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

         Section 5.6. PUBLIC ANNOUNCEMENTS. None of Parent, Acquisition or the Company will issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, or any Third Party Acquisition, without the prior consent of Parent and Acquisition (in the case of the Company) or the Company (in the case of Parent or Acquisition) which in either case will not unreasonably be withheld, except:
(i) as may be required by Applicable Law or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market; or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 5.2(b)); or (iii) only in the case of a release or statement relating to a Third Party Acquisition, if the Company Board has been advised by outside legal counsel that a press release or other public statement is required by Applicable Law.

         Section 5.7. INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless (and to advance expenses as incurred to the fullest extent permitted under Applicable Law to) each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "INDEMNIFIED PERSONS") against: (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("INDEMNIFIED LIABILITIES"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 5.7 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this Section 5.7 shall apply without limitation to negligent acts or omissions by an Indemnified Person. This
Section 5.7 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as currently in effect.

                  (b) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof and to keep in effect any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time.

                  (c) For a period of six years after the Effective Time, Parent will maintain or cause the Surviving Corporation to maintain in effect, at no expense to the beneficiaries, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "INSURED PARTIES") on terms no less favorable to the Insured Parties than those of the Company's current directors' and officers' liability insurance policy; PROVIDED, HOWEVER, that in no event shall Parent or the Company be required to expend on an annual basis in excess of 150% of the annual premium currently paid by the Company for such coverage (the "MAXIMUM PREMIUM"). If the Surviving Corporation is unable to obtain the insurance required by this Section 5.7(c) for the Maximum Premium, it shall obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium. In lieu of maintaining such existing insurance, Parent, at its election, may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance. In the event any claim is made against present or former directors, officers or employees of the Company that is covered or potentially covered by insurance, neither the Surviving Corporation nor Parent shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until final disposition thereof.

                  (d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Persons, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section
5.7 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                  (e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Person is entitled, whether pursuant to law, contract or otherwise. Parent shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided for in this Section 5.7.

                  (f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.7, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent shall succeed to the obligations set forth in this Section 5.7 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

         Section 5.8. NOTIFICATION OF CERTAIN MATTERS. The Company will give prompt notice to Parent, and Parent will give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such party to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure by such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.9. TAKEOVER STATUTES. If any Takeover Statute or any similar statute, law, rule or regulation in any State of the United States (including under the DGCL or any other law of the State of Delaware) is or becomes applicable to the Offer, the Merger or any of the other transactions contemplated by this Agreement, Parent, the Company and the Company Board promptly will grant such approvals and use all reasonable efforts to take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Offer or the Merger, as the case may be, and use all reasonable efforts to take such lawful actions to eliminate or minimize the effects of such statute, law, rule or regulation, on such transactions.

         Section 5.10. COMPANY STOCK OPTIONS.

                  (a) From and after the date hereof, the Company will not take any action that would prevent or is inconsistent with the provisions of Section 2.11.

                  (b) From and after the date hereof, the Company will not include in any restricted stock grant or grant of a Company Stock Option in connection with an offer of employment for a new employee any change of control provisions and any such grant will not be in an amount of shares in excess of such grants made to new employees in the ordinary course of business, consistent with past practice.

                  (c) From and after the date hereof, the Company will not include in any restricted stock grant or grant of a Company Stock Option granted to a continuing employee after July 27, 1999 any change in control provisions, will not be in an amount of shares in excess of such grants made to continuing employees in the ordinary course of business, consistent with past practice. The aggregate number of shares covered by all such grants will not exceed 50,000.

                  (d) The Company agrees to cause the Company Board to adopt all resolutions reasonably necessary or appropriate to further the purposes of Sections 5.13(a), (b) and (c) and provide that all options outstanding under each Company Stock Plan can be canceled by Parent.

         Section 5.11. COMPANY INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement insofar as it relates to the meeting of the Company's stockholders to vote on the Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition that is contained in or omitted from the Proxy Statement.

         Section 5.12. PARENT AND ACQUISITION INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in the Offer Documents and the Proxy Statement will at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Offer Documents and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, neither Parent nor Acquisition makes any representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company that is contained in or omitted from the Proxy Statement.

         Section 5.13. SUPPORT LETTER. Parent will furnish the Company a letter from Ocean Group plc, a company organized under the laws of England and Wales ("OCEAN GROUP"), within ten business days of the date hereof, which letter states that Ocean Group will provide sufficient funds to Parent and Acquisition so that Parent and Acquisition can (i) pay for tendered Shares, (ii) pay for Shares exchanged in the Merger and (iii) make payments required under Section 2.11.

         Section 5.14. EMPLOYEES AND EMPLOYEE BENEFITS.

         (a) Effective as of the Closing, Parent shall cause the Company to employ all persons employed by the Company immediately prior to the earlier of the Closing or the time Parent designates directors to the Company Board pursuant to Section 1.3(a) hereof (the "COMPANY EMPLOYEES"). For a period of two years following the Closing, Parent shall provide or cause to be provided to the Company Employees employee pension and welfare benefits plans (the "PARENT PLANS") that are substantially comparable in the aggregate to the employee pension and welfare benefit plans provided to the Company Employees immediately prior to the earlier of the Closing or the time Parent designates directors to the Company Board pursuant to Section 1.3(a) hereof (the "COMPANY PLANS").

         (b) Following the Closing, Parent shall cause the Parent Plans (i) to recognize all prior service of the Company Employees for purposes of participation, eligibility and vesting of benefits (but not for benefit accrual purposes), (ii) to take into account all expenses incurred by the Company Employees (or their eligible dependents) prior to the Closing toward satisfying deductible, coinsurance and out-of-pocket expense limits, and (iii) to waive any preexisting condition limitations that would otherwise apply to the Company Employees; PROVIDED, HOWEVER, that the foregoing shall apply only as and to the extent such prior service or expenses incurred were recognized for a Company Employee, or such preexisting condition limitation did not apply to a Company Employee, under the comparable Company Plan as of the Closing Date.


                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by Applicable Law;

                  (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger; and

                  (c) Acquisition shall have purchased Shares pursuant to the Offer.

                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time notwithstanding approval thereof by the Company's stockholders:

                  (a) by mutual written consent of Parent, Acquisition and the Company;

                  (b) by Parent and Acquisition or the Company if: (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable; or (ii) the Merger has not been consummated by March 31, 2000 (the "FINAL DATE"); PROVIDED, HOWEVER, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

                  (c) by Parent and Acquisition if, due to an occurrence or circumstance that would result in a failure to satisfy any of the conditions set forth in Annex A, Acquisition shall have (i) terminated the Offer in accordance with the provisions of Annex A or (ii) failed to pay for Shares pursuant to the Offer within 120 days following the date hereof, unless such failure to pay for Shares is a result of the failure of Parent or Acquisition to perform any of its covenants and agreements contained in this Agreement;

                  (d) by the Company if: (i)(A) Acquisition fails to commence the Offer as provided in Section 1.1 or (B) Acquisition fails to pay for Shares pursuant to the Offer within 120 days following the date hereof, unless such failure to pay for Shares is the result of (1) the failure of the Company to perform any of its covenants and agreements contained in this Agreement or (2) termination of the Offer in accordance with the provisions of Annex A; or (ii) the Company Board has received a Superior Proposal and has complied with the provisions of Section 5.2; or

                  (e) by Parent and Acquisition if (i) the Company shall have materially breached its obligations set forth in Section 5.2, (ii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal,
(iii) the Company Board shall have withdrawn or adversely modified (including by amendment of the Schedule 14D-9) its approval or recommendation of this Agreement, the Offer or the Merger or (iv) the Minimum Condition shall not have been satisfied by the expiration date of the Offer and on or prior to such date
(A) any person (other than Parent or Acquisition) shall have made and not withdrawn a bona fide proposal or public announcement or commitment to the Company with respect to a Third Party Acquisition or (B) any person (including the Company or any of its affiliates or subsidiaries), other than Parent or Acquisition shall have become the beneficial owner of 25% of the Shares.

         Section 7.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than as provided in this Section 7.2 and Sections 7.3 and 8.1; provided, however, that nothing herein shall relieve any party from any liability for any breach hereof. Nothing set forth herein shall limit any rights any party may have arising out of the intentional fraudulent conduct of any other party hereto.

         Section 7.3.  FEES AND EXPENSES.

                  (a) If any of the following occur (each, a "TERMINATION FEE EVENT"):

                           (i) Parent and Acquisition terminate this Agreement pursuant to Section 7.1(e),

                           (ii) Parent and Acquisition terminate this Agreement pursuant to Section 7.1(c) in connection with a willful act or omission by the Company which results in a failure to satisfy any of the conditions set forth in Annex A,

                           (iii) the Company terminates this Agreement pursuant to Section 7.1(d)(ii), or

                           (iv) the Company terminates this Agreement pursuant to Section 7.1(d)(i)(B) at a time when Parent and Acquisition had a right to terminate this Agreement pursuant to Section 7.1(e), then:

                           (x) in the event of a Termination Fee Event described inSection 7.3(a)(ii), the Company shall pay Parent a fee of $1,000,000 immediately upon such termination,

                           (y) in the event of a Termination Fee Event described in Section 7.3(a)(i), Section 7.3(a)(iii) or Section 7.3(a)(iv), the Company will pay Parent a fee (as a condition and prior to such Termination Fee Event if such event is a termination by the Company and within one business day of such termination if such event is a termination by Parent or Acquisition) of $2,500,000 and an additional fee of $2,500,000 immediately upon the signing within 12 months of such termination of any agreement with respect to a Third Party Acquisition or the consummation of a Third Party Acquisition without the signing of any such agreement during such period, and

                           (z) in the event of a Termination Fee Event described in Section 7.3(a)(ii), the Company shall pay Parent a fee of $5,000,000 (which fee shall be reduced by the amount, if any, paid to Parent pursuant to clause (x) above) immediately upon the signing within 12 months of such termination of any agreement with respect to a Third Party Acquisition or the consummation of a Third Party Acquisition without the signing of any such agreement during such period.

                  (b) The Company acknowledges that Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty in the event that this Agreement shall be terminated pursuant to a Termination Fee Event. It is specifically agreed that the amount to be paid pursuant to Section 7.3(a) represents liquidated damages and not a penalty. The Company waives any right to set-off or counterclaim against such amount.

                  (c) Upon termination of this Agreement pursuant to
Section 7.1(c), Section 7.1(d)(ii) or Section 7.1(e), in addition to any other remedies that Parent, Acquisition or their affiliates may have as a result of such termination (including pursuant to Section 7.3(a) or otherwise), the Company shall reimburse Parent the amount of $500,000 as reimbursement for the out-of-pocket costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Offer, the Merger and the consummation of the transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). Nothing contained in this Section 7.3(c) shall relieve any party of any liability for breach of this Agreement.

                  (d) Upon termination of this Agreement pursuant to
Section 7.1(d)(i), in addition to any other remedies that the Company or its affiliates may have as a result of such termination, Parent shall reimburse the Company the amount of $500,000 as reimbursement for the out-of-pocket costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Offer, the Merger and the consummation of the transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). Nothing contained in this
Section 7.3(d) shall relieve any party of any liability for breach of this Agreement.

                  (e) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                  (f) The parties acknowledge that the agreements contained in this Article 7 (including this Section 7.3) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails promptly to pay the amounts required pursuant to Section 7.3 when due (including circumstances where, in order to obtain such payment a party commences a suit that results in a final nonappealable judgment against another party for such amounts), the defaulting party shall pay to the other party (i) its costs and expenses (including attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by The Chase Manhattan Bank as its "reference rate" in effect on the date such payment was required to be made.

         Section 7.4. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company, but after any such approval no amendment may be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

         Section 7.5. EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                    ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

         Section 8.2. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule and Annex A, which are incorporated by reference into this Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

         Section 8.3. VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         Section 8.4. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:


         if to Parent or Acquisition:     c/o Ocean Group plc
                                          Ocean House
                                          The Ring
                                          Bracknell
                                          Berkshire RG12 1AW
                                          England
                                          Telecopier:  011 44 134 44 452222
                                          Attention:  Group Commercial Director

         with a copy to:                  Gibson, Dunn & Crutcher LLP
                                          200 Park Avenue
                                          New York, New York 10166
                                          Telecopier:  (212) 351-4035
                                          Attention:  Steven R. Finley

         if to the Company to:            Mark VII, Inc.
                                          965 Ridge Lake Boulevard, Suite 100
                                          Memphis, Tennessee  38120
                                          Telecopier:  (901) 767-1929
                                          Attention:  General Counsel

         with a copy to:                  Dewey Ballantine LLP
                                          1301 Avenue of the Americas
                                          New York, New York  10019
                                          Telecopier:  (212) 259-6333
                                          Attention:   Robert M. Smith
                                                       Denise A. Cerasani

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 8.5.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN
ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

                  (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

         Section 8.6. DESCRIPTIVE HEADINGS; ARTICLE AND SECTION REFERENCES. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, Schedule and

Annex references in this Agreement are to Articles, Sections, Schedules and Annexes, respectively, of or to this Agreement unless specified otherwise.

         Section 8.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.8. CERTAIN DEFINITIONS. For the purposes of this Agreement the term:

                  (a) "AFFILIATE" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person.

                  (b) "APPLICABLE LAW" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

                  (c) "BUSINESS DAY" means any day other than a day on which the Nasdaq National Market is closed.

                  (d) "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

                  (e) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be.

                  (f) "INCLUDE" or "INCLUDING" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  (g) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

                  (h) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         Section 8.9. PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

         Section 8.10. SPECIFIC PERFORMANCE. The parties hereby acknowledge that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Offer or the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; PROVIDED, HOWEVER, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 7.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Offer or the Merger.

         Section 8.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                                 MARK VII, INC.,
                                 a Delaware corporation


                                 By:  /s/ R. C. Matney
                                    -------------------------
                                       Name:  R. C. Matney
                                       Title:  Chairman and CEO


                                 MSAS GLOBAL LOGISTICS INC.,
                                 a New York corporation


                                 By:   /s/ Mick P. Fountain
                                    -------------------------
                                       Name:  Mick P. Fountain
                                       Title:  Regional Chief Executive


                                 MSAS ACQUISITION CORPORATION,
                                 a Delaware corporation


                                 By:    /s/ Stuart A. Young
                                    -------------------------
                                       Name:  Stuart A. Young
                                       Title:  Secretary


  [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER BY AND AMONG MARK VII, INC.,
          MSAS GLOBAL LOGISTICS INC. AND MSAS ACQUISITION CORPORATION]

                                     ANNEX A

                             CONDITIONS OF THE OFFER

         Notwithstanding any other provision of the Offer or this Agreement, and subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to Acquisition's obligation to pay for or return tendered shares promptly after termination of the Offer, Acquisition shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, may delay the acceptance for payment of any Shares pursuant to Section 1.1(b) of this Agreement, may extend the Offer by one or more times, and may terminate the Offer at any time after March 31, 2000 if (i) there shall not have been tendered and not properly withdrawn a number of Shares which, together with any shares owned by Parent or Acquisition, constitutes at least a majority of the outstanding Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all vested Company Stock Options and unvested Company Stock Options that vest prior to the Final Date, but excluding any Shares held by the Company or any of its subsidiaries); (ii) any applicable waiting period under the HSR Act has not expired or terminated;
(iii) all necessary consents and approvals from all Governmental Entities shall not have been obtained on terms and conditions reasonably satisfactory to Parent; or (iv) at any time after the date of this Agreement, and before acceptance for payment of any Shares, any of the following events shall occur and be continuing:

                  (a) there shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any domestic or foreign court or other Governmental Entity which directly or indirectly (i) prohibits, or makes illegal, the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, (ii) renders Acquisition unable to accept for payment, pay for or purchase some or all of the Shares,
         (iii) imposes material limitations on the ability of Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (iv) otherwise has a Material Adverse Effect on the Company; or (2) in connection with the compliance by Parent or Acquisition with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Parent shall be (i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, or any material limitation shall be imposed on Parent's ownership of, any material portion of the Company's business or assets.

                  (b) (i) the representations and warranties of the Company contained in this Agreement at the date hereof and as of the consummation of the Offer with the same effect as if made at and as of the consummation of the Offer (except as to any such representation or warranty which speaks as of a specific date) shall not be true and correct in any respect that is reasonably likely to have a Material Adverse Effect (or if such representations and warranties are qualified by reference to materiality or a Material Adverse Effect, shall not be true and correct), (ii) the Company shall have failed to perform in all material respects its covenants or agreements contained in this Agreement which would have a Material Adverse Effect on the Company (or, in the case of Section 5.2, any material breach thereof) or materially adversely affect (or materially delay) the ability of Acquisition to consummate the Offer or of Parent, Acquisition or the Company to consummate the Merger, and the Company has not cured such breach within five business days after notice by Parent or Acquisition thereof, or (iii) there shall have occurred since January 2, 1999 any events or changes which constitute a Material Adverse Effect on the Company;

                  (c) it shall have been publicly disclosed or Parent shall have otherwise learned that (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act) shall have acquired or entered into a definitive agreement or agreement in principle to acquire beneficial ownership of more than 35% of the Shares or any other class of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 35% of the Shares and (ii) such person or group shall not have tendered such Shares pursuant to the Offer;

                  (d) the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent and Acquisition (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement or the Merger, or recommended another proposal or offer, or the Company Board, shall have resolved to do any of the foregoing;

                  (e) this Agreement shall have terminated in accordance with its terms; or

                  (f) there shall have occurred: (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the Nasdaq National Market, for a period in excess of 24 hours; (ii) the commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States that constitutes a Material Adverse Effect on the Company or materially adversely affects or delays the consummation of the Offer; (iii) the average of the closing prices of the Standard & Poor's 500 Index for any 20 consecutive trading days shall be 25% or more below the closing price of such index on any trading day on or after the date hereof that precedes the commencement of such 20-trading day period; or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

which in the good faith judgment of Parent, in any such case, and regardless of the circumstances (including any action or inaction by Parent) giving rise to such condition makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Shares.

The foregoing conditions (other than the Minimum Condition) are for the sole benefit of Parent and Acquisition and may be waived by Parent and Acquisition, in whole or in part at any time and from time to time, in the sole discretion of Parent and Acquisition. The failure by Parent and Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.